Exhibit 99.1
IBEX Reports Record Quarterly Revenue and EPS, Returns to Double-Digit Growth,
Raises Fiscal Year Guidance
•Quarterly revenue grew 11% versus prior year quarter - highest growth in ten quarters
•Adjusted EPS of $0.82 - an increase of 18% to prior year quarter
•Makes strategic entry into India - launching with leading healthcare client
•Board authorizes a new $15 million share repurchase plan

WASHINGTON, DC— May 8, 2025 —IBEX Limited (“ibex”), a leading provider in global business process outsourcing and end-to-end customer engagement technology solutions, today announced financial results for its third fiscal quarter ended March 31, 2025.

	Three months ended March 31, 2025				Nine months ended March 31, 2025
($ millions, except per share amounts)	2025	2024	Change		2025	2024	Change
Revenue	$140,736	$126,795	11.0%		$411,135	$384,038	7.1%
Net income	$10,469	$10,310	1.5%		$27,268	$23,810	14.5%
Net income margin	7.4%	8.1%	(70)	bps	6.6%	6.2%	40	bps
Adjusted net income (1)	$11,787	$12,558	(6.1)%		$30,434	$28,156	8.1%
Adjusted net income margin (1)	8.4%	9.9%	(150)	bps	7.4%	7.3%	10	bps
Adjusted EBITDA (1)	$19,380	$19,204	0.9%		$51,505	$47,239	9.0%
Adjusted EBITDA margin (1)	13.8%	15.1%	(130)	bps	12.5%	12.3%	20	bps
Earnings per share - diluted (2)	$0.73	$0.57	27.5%		$1.70	$1.29	31.9%
Adjusted earnings per share - diluted (1,2)	$0.82	$0.70	17.9%		$1.90	$1.53	24.4%

(1)See accompanying Exhibits for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2)The current period percentages are calculated based on exact amounts, and therefore may not recalculate exactly using rounded numbers as presented.

“Marking the continuation of a strong first half for fiscal year 2025, I am proud to report yet another quarter of record financial results,” said Bob Dechant, ibex CEO. “Ibex returned to double-digit top-line revenue growth with 11%, our highest rate in ten quarters. Our growth continues to be driven by outstanding performance within our embedded base clients, new client wins, and our ability to drive innovative AI solutions across our clients. I am excited to report that our new logo team performed extremely well with four signature wins in the quarter for a total of 12 year to date. Importantly, we achieved a major strategic milestone in the quarter with the seamless launch for a leading Healthcare company in our newest location, India. Operating in this key location has been a strategic priority for our company and further enhances our client delivery options.”

“With the strength and trajectory of our business, we are raising guidance for both revenue and adjusted EBITDA, as well as announcing a newly authorized share repurchase plan, reflecting the board of directors’ and management’s confidence in ibex,” added Dechant.

Third Quarter Financial Performance
Revenue
•Revenue of $140.7 million, an increase of 11.0% from $126.8 million in the prior year quarter. Growth was driven in our top three verticals; HealthTech (+20.0%), Travel, Transportation and Logistics (+18.7%), and Retail & E-commerce (+14.6%), along with growth in the digital acquisition business.

Net Income and Earnings Per Share
•Net income increased slightly to $10.5 million compared to $10.3 million in the prior year quarter. Net income was favorably impacted by an increase in gross margin as a result of the impact of revenue growth particularly in our higher margin offshore regions, offset by increases in selling, general, and administrative, interest, and income tax expenses.
•Diluted earnings per share increased to $0.73 compared to $0.57 in the prior year quarter. Earnings per share benefited from diluted shares outstanding declining to 14.4 million compared to 18.0 million in the prior year quarter as a result of our share repurchase activities.
•Net income margin decreased to 7.4% compared to 8.1% in the prior year quarter.
•Non-GAAP adjusted net income decreased to $11.8 million compared to $12.6 million in the prior year quarter (see Exhibit 1 for reconciliation).
•Non-GAAP adjusted diluted earnings per share increased to $0.82 compared to $0.70 in the prior year quarter (see Exhibit 1 for reconciliation).
Adjusted EBITDA
•Adjusted EBITDA increased to $19.4 million compared to $19.2 million in the prior year quarter (see Exhibit 2 for reconciliation).
•Adjusted EBITDA margin decreased to 13.8% compared to 15.1% in the prior year quarter (see Exhibit 2 for reconciliation). This decrease was primarily driven by increases in selling, general, and administrative expenses including costs associated with our expansion into India.

Cash Flow and Balance Sheet
•Capital expenditures were $5.3 million compared to $1.7 million in the prior year quarter. The planned increase in capital expenditures during this quarter was driven by capacity expansion to meet growing demand in our offshore and nearshore regions.
•Cash flow from operating activities was $8.8 million compared to $11.4 million in the prior year quarter. Free cash flow was $3.6 million compared to $9.7 million in the prior year quarter (see Exhibit 3 for reconciliation). Improvement in days sales outstanding in the quarter to 77 days was offset by the planned increased capital expenditures to fund growth and investments for expansion into India.
•Net debt was $7.6 million, an improvement of $6.1 million compared to net debt of $13.7 million as of December 31, 2024. This reflects the impact of our $70 million TRGI share repurchase when compared to our net cash position of $61.2 million as of June 30, 2024 (see Exhibit 4 for reconciliation).

“We achieved outstanding top and strong bottom line third quarter results. We delivered a multi-year high top-line performance with 11% revenue growth, over 7% fiscal year to date, with 19% growth in our highest margin offshore regions. Our adjusted EPS of $0.82, was up 18% over the prior year quarter, and was a record for our business. The continued expansion of our embedded client base and new client wins over the last year drove these excellent results,” said Taylor Greenwald, CFO of ibex.

“The upward trend in our results over the last few quarters not only enable strategic investments in our growing AI capabilities and sales resources, but also our in-quarter entry into the India market. Importantly, these results instill continued confidence in the execution of our strategy, enabling us to again raise our fiscal year guidance, commence the newly authorized share repurchase plan, and continue to return value to shareholders.”

Raised Fiscal Year 2025 Guidance
•     Revenue is expected to be in the range of $540 to $545 million versus a previous range of $525 to $535 million.
•Adjusted EBITDA is expected to be in the range of $68 to $70 million versus a previous range of $68 to $69 million.
•Capital expenditures are expected to remain in the range of $15 to $20 million.

Share Repurchase Plan
The board of directors (the “Board”) has authorized a share repurchase plan to commence May 12, 2025 under which the Company may repurchase up to $15 million of its shares over the next 12 months (the “Share Repurchase Plan”).

The Company's proposed repurchases may be made from time to time through open market transactions at prevailing market prices, in privately negotiated transactions, in block trades and/or through other legally permissible means, depending on the market conditions and in accordance with applicable rules and regulations. The actual timing, number, and dollar amount of repurchase transactions will be subject to Rule 10b-18 and/or Rule 10b5-1 under the Securities Exchange Act of 1934.

The Board will review the Share Repurchase Plan periodically and may authorize adjustment of its terms and size or suspend or discontinue the plan. The Company expects to fund the repurchases under this plan with its existing cash balance.

The Share Repurchase Plan does not obligate the Company to acquire any particular amount of common shares, and the plan may be suspended or discontinued at any time at the Company’s discretion.

Conference Call and Webcast Information
IBEX Limited will host a conference call and live webcast to discuss its third quarter of fiscal year 2025 financial results at 4:30 p.m. Eastern Time today, May 8, 2025. We will also post to this section of our website the earning slides, which will accompany our conference call and live webcast, and encourage you to review the information that we make available on our website.
Live and archived webcasts can be accessed at: https://investors.ibex.co/.
Financial Information
This announcement does not contain sufficient information to constitute an interim financial report as defined in Financial Accounting Standards ASC 270, “Interim Reporting.” The financial information in this press release has not been audited.
Non-GAAP Financial Measures
We present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance and liquidity. We also use these measures internally to establish forecasts, budgets and operational goals to manage and monitor our business, as well as evaluate our underlying historical performance, as we believe that these non-GAAP financial measures provide a more helpful depiction of our performance of the business by encompassing only relevant and manageable events, enabling us to evaluate and plan more effectively for the future. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies, have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of our operating results as reported in accordance with accounting principles generally accepted in the United States (“GAAP”). Non-GAAP financial measures and ratios are not measurements of our performance, financial condition or liquidity under GAAP and should not be considered as alternatives to operating profit or net income / (loss) or as alternatives to cash flow from operating, investing or financing activities for the period, or any other performance measures, derived in accordance with GAAP.
ibex is not providing a quantitative reconciliation of forward-looking non-GAAP adjusted EBITDA to the most directly comparable GAAP measure because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items include, but are not limited to, non-recurring expenses, foreign currency gains and losses, and share-based compensation expense. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.

About ibex
ibex helps the world’s preeminent brands more effectively engage their customers with services ranging from customer support, technical support, inbound/outbound sales, business intelligence and analytics, digital demand generation, and CX surveys and feedback analytics.
Forward Looking Statements
In addition to historical information, this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. These statements include, but are not limited to, statements regarding our future financial and operating performance, including our outlook and guidance, and our strategies, priorities and business plans. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could impact our actual results include: our ability to attract new business and retain key clients; our profitability based on our utilization, pricing and managing costs; the potential for our clients or potential clients to consolidate; our clients deciding to enter into or further expand their insourcing activities and current trends toward outsourcing services may reverse; general economic uncertainty in global markets and unfavorable economic conditions, including inflation, rising interest rates, recession, foreign exchange fluctuations and supply-chain issues; our ability to manage our international operations, particularly in the Philippines, Jamaica, Pakistan and Nicaragua; natural events, health epidemics, global geopolitical conditions, including developing or ongoing conflicts, widespread civil unrest, terrorist attacks and other attacks of violence involving any of the countries in which we or our clients operate; our ability to anticipate, develop and implement information technology solutions that keep pace with evolving industry standards and changing client demands, including the effective adoption of Artificial Intelligence into our offerings; our ability to recruit, engage, motivate, manage and retain our global workforce; our ability to comply with applicable laws and regulations, including those regarding privacy, data protection and information security, employment and anti-corruption; the effect of cyberattacks or cybersecurity vulnerabilities on our information technology systems; our ability to realize the anticipated strategic and financial benefits of our relationship with Amazon; the impact of tax matters, including new legislation and actions by taxing authorities; and other factors discussed in the “Risk Factors” described in our periodic reports filed with the U.S. Securities and Exchange Commission (“SEC”), including our annual reports on Form 10-K, quarterly reports on Form 10-Q, and past filings on Form 20-F, and any other risk factors we include in subsequent filings with the SEC. Because of these uncertainties, you should not make any investment decisions based on our estimates and forward-looking statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this press release whether as a result of new information, future events or otherwise.

IR Contact:  Michael Darwal, EVP, Investor Relations, ibex, michael.darwal@ibex.co
Media Contact:  Daniel Burris, VP, Marketing and Communication, ibex, daniel.burris@ibex.co

IBEX LIMITED AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	March 31, 2025	June 30, 2024
Assets
Current assets
Cash and cash equivalents	$12,977	$62,720
Accounts receivable, net	120,035	98,366
Prepaid expenses	8,103	7,712
Due from related parties	50	192
Tax advances and receivables	4,976	9,080
Other current assets	2,523	1,888
Total current assets	148,664	179,958

Non-current assets
Property and equipment, net	30,481	29,862
Operating lease assets	65,726	59,145
Goodwill	11,832	11,832
Deferred tax asset, net	5,994	4,285
Other non-current assets	12,034	8,822
Total non-current assets	126,067	113,946
Total assets	$274,731	$293,904

Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued liabilities	$18,430	$16,719
Accrued payroll and employee-related liabilities	29,653	30,674
Current deferred revenue	6,019	4,749
Current operating lease liabilities	14,225	12,051
Current debt	19,862	660
Due to related parties	—	60
Income taxes payable	821	6,083
Total current liabilities	89,010	70,996

Non-current liabilities
Non-current deferred revenue	1,060	1,128
Non-current operating lease liabilities	56,944	53,441
Long-term debt	735	867
Other non-current liabilities	2,801	1,673
Total non-current liabilities	61,540	57,109
Total liabilities	150,550	128,105

Stockholders' equity
Common Stock	1	2
Additional paid-in capital	216,184	210,200
Treasury stock	(101,658)	(25,367)
Accumulated other comprehensive loss	(6,491)	(7,913)
Retained earnings / (deficit)	16,145	(11,123)
Total stockholders' equity	124,181	165,799
Total liabilities and stockholders' equity	$274,731	$293,904

IBEX LIMITED AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income
(Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Revenue	$140,736	$126,795	$411,135	$384,038

Cost of services (exclusive of depreciation and amortization presented separately below)	96,017	87,083	284,820	271,163
Selling, general and administrative	27,061	23,565	78,982	71,462
Depreciation and amortization	4,329	4,865	12,984	14,853
Total operating expenses	127,407	115,513	376,786	357,478
Income from operations	13,329	11,282	34,349	26,560

Interest income	32	431	926	1,529
Interest expense	(404)	(124)	(1,186)	(339)
Income before income taxes	12,957	11,589	34,089	27,750

Provision for income tax expense	(2,488)	(1,279)	(6,821)	(3,940)
Net income	$10,469	$10,310	$27,268	$23,810

Other comprehensive income
Foreign currency translation adjustments	$374	$(288)	$851	$(310)
Unrealized gain / (loss) on cash flow hedging instruments, net of tax	385	(131)	571	70
Total other comprehensive income / (loss)	759	(419)	1,422	(240)
Total comprehensive income	$11,228	$9,891	$28,690	$23,570

Net income per share
Basic	$0.79	$0.59	$1.80	$1.33
Diluted	$0.73	$0.57	$1.70	$1.29

Weighted average common shares outstanding
Basic	13,264	17,468	15,109	17,880
Diluted	14,404	18,036	16,135	18,458

IBEX LIMITED AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$10,469	$10,310	$27,268	$23,810
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,329	4,865	12,984	14,853
Noncash lease expense	3,611	3,386	10,020	9,908
Warrant contra revenue	—	299	—	893
Deferred income tax	(942)	290	(1,709)	586
Share-based compensation expense	1,601	466	3,506	2,741
Allowance of expected credit losses	105	56	428	62
Impairment losses	—	1,257	—	1,257
Change in assets and liabilities:
Decrease / (increase) in accounts receivable	455	1,395	(22,050)	(16,941)
Decrease / (increase) in prepaid expenses and other current assets	1,405	(3,158)	392	(5,350)
Increase in accounts payable and accrued liabilities	(6,120)	(2,880)	(3,042)	(2,336)
(Decrease) / increase in deferred revenue	(1,262)	(1,399)	1,203	(1,098)
Decrease in operating lease liabilities	(4,823)	(3,456)	(11,269)	(9,907)
Net cash inflow from operating activities	8,828	11,431	17,731	18,478

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(5,267)	(1,691)	(13,216)	(6,635)
Net cash outflow from investing activities	(5,267)	(1,691)	(13,216)	(6,635)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	60,150	57	69,310	153
Repayments of line of credit	(48,550)	(57)	(50,210)	(205)
Proceeds from the exercise of options	2,809	351	3,534	362
Principal payments on finance leases	(286)	(138)	(639)	(342)
Purchase of treasury shares	(25,052)	(8,277)	(76,421)	(18,551)
Net cash outflow from financing activities	(10,929)	(8,064)	(54,426)	(18,583)
Effects of exchange rate difference on cash and cash equivalents	139	(27)	168	(24)
Net (decrease) / increase in cash and cash equivalents	(7,229)	1,649	(49,743)	(6,764)
Cash and cash equivalents, beginning	20,206	49,016	62,720	57,429
Cash and cash equivalents, ending	$12,977	$50,665	$12,977	$50,665

IBEX LIMITED AND SUBSIDIARIES
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
EXHIBIT 1: Adjusted net income, adjusted net income margin, and adjusted earnings per share

We define adjusted net income as net income before the effect of the following items: severance costs, impairment losses, warrant contra revenue, foreign currency gain / loss, and share-based compensation expense, net of the tax impact of such adjustments. We define adjusted net income margin as adjusted net income divided by revenue. We define adjusted earnings per share as adjusted net income divided by weighted average diluted shares outstanding.

The following table provides a reconciliation of net income to adjusted net income, net income margin to adjusted net income margin, and diluted earnings per share to adjusted earnings per share for the periods presented:

	Three Months Ended March 31,		Nine Months Ended March 31,
($000s, except per share amounts)	2025	2024	2025	2024
Net income	$10,469	$10,310	$27,268	$23,810
Net income margin	7.4%	8.1%	6.6%	6.2%

Severance costs	—	1,506	—	1,506
Impairment losses	—	1,257	—	1,257
Warrant contra revenue	—	299	—	893
Foreign currency loss / (gain)	121	(471)	666	(571)
Share-based compensation expense	1,601	466	3,506	2,741
Total adjustments	$1,722	$3,057	$4,172	$5,826
Tax impact of adjustments[1]	(404)	(809)	(1,006)	(1,480)
Adjusted net income	$11,787	$12,558	$30,434	$28,156
Adjusted net income margin	8.4%	9.9%	7.4%	7.3%

Diluted earnings per share	$0.73	$0.57	$1.70	$1.29
Per share impact of adjustments to net income	0.09	0.12	0.20	0.24
Adjusted earnings per share	$0.82	$0.70	$1.90	$1.53

Weighted average diluted shares outstanding	14,404	18,036	16,135	18,458

1The tax impact of each adjustment is calculated using the effective tax rate in the relevant jurisdictions.

EXHIBIT 2:  EBITDA, adjusted EBITDA, and adjusted EBITDA margin
EBITDA is a non-GAAP profitability measure that represents net income before the effect of the following items: interest expense, income tax expense, and depreciation and amortization. Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before the effect of the following items: severance costs, impairment losses, interest income, warrant contra revenue, foreign currency gain / loss, and share-based compensation expense. Adjusted EBITDA margin is a non-GAAP profitability measure that represents adjusted EBITDA divided by revenue.

The following table provides a reconciliation of net income to EBITDA and adjusted EBITDA and net income margin to adjusted EBITDA margin for the periods presented:

	Three Months Ended March 31,		Nine Months Ended March 31,
($000s)	2025	2024	2025	2024
Net income	$10,469	$10,310	$27,268	$23,810
Net income margin	7.4%	8.1%	6.6%	6.2%

Interest expense	404	124	1,186	339
Income tax expense	2,488	1,279	6,821	3,940
Depreciation and amortization	4,329	4,865	12,984	14,853
EBITDA	$17,690	$16,578	$48,259	$42,942
Severance costs	—	1,506	—	1,506
Impairment losses	—	1,257	—	1,257
Interest income	(32)	(431)	(926)	(1,529)
Warrant contra revenue	—	299	—	893
Foreign currency loss / (gain)	121	(471)	666	(571)
Share-based compensation expense	1,601	466	3,506	2,741
Adjusted EBITDA	$19,380	$19,204	$51,505	$47,239

Adjusted EBITDA margin	13.8%	15.1%	12.5%	12.3%

EXHIBIT 3: Free cash flow

We define free cash flow as net cash provided by operating activities less capital expenditures.

	Three Months Ended March 31,		Nine Months Ended March 31,
($000s)	2025	2024	2025	2024
Net cash provided by operating activities	$8,828	$11,431	$17,731	$18,478
Less: capital expenditures	5,267	1,691	13,216	6,635
Free cash flow	$3,561	$9,740	$4,515	$11,843
EXHIBIT 4: Net (debt) / cash

We define net (debt) / cash as total cash and cash equivalents less debt.

	March 31,	June 30,
($000s)	2025	2024
Cash and cash equivalents	$12,977	$62,720

Debt
Current	$19,862	$660
Non-current	735	867
Total debt	$20,597	$1,527
Net (debt) / cash	$(7,620)	$61,193